Registration Statement No. 33-33048



                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                         ---------------------------------

                               POST-EFFECTIVE AMENDMENT
                                        NO. 1
                                         TO
                                      FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                         ---------------------------------


                               ALBANY INTERNATIONAL CORP.
                (Exact name of registrant as specified in its charter)

                   Delaware                             140462060
              (State of Incorporation) (IRS Employer Identification No.)

                     1373  Broadway,  Albany,  New York  12204-1907
                        (Address of principal executive offices)
                         ---------------------------------


                      THOMAS H. HAGOORT, Secretary and General Counsel
                                 Albany International Corp.
                        P. O. Box 1907, Albany, New York 12201-1907
                                    (518) 445-2200
                 (Name, address and telephone number of agent for service)
                         -----------------------------------


                     THIS POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                     REGISTRATION STATEMENT IS BEING FILED SOLELY TO
                   DEREGISTER ALL SHARES OF COMMON STOCK (AND RELATED
                    PLAN INTERESTS) WHICH WERE REGISTERED UNDER THIS
                  REGISTRATION  STATEMENT AND WHICH HAVE NOT BEEN ISSUED
                       OR SOLD PRIOR TO THE DATE OF FILING HEREOF.

                          DEREGISTRATION OF SECURITIES


               On January 18, 1990, the Registrant filed with the Commission Registration Statement on Form S-8 (Registration No.33-33048) registering an aggregate of $50,000,000 of plan interests in Registrant's Prosperity Plus 401(k) Savings Program ("the Plan"), as well as an indeterminate number of shares of Registrant's Class A Common Stock ("Common Stock") as may be issuable to plan participants who elected to invest their contributions in Common Stock. The option to invest in shares of Common Stock has been terminated. At the time of termination, no shares of Common Stock had been sold by Registrant to participants under the Plan. This Post-Effective Amendment No. 1 to Form S-8 is being filed to deregister the remaining $50,000,000 of plan interests which may no longer be used to purchase Common Stock from Registrant.

                                 SIGNATURES

               Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menands, State of New York on the 10th day of November, 1999.


ALBANY INTERNATIONAL CORP.



By:   /s/ Francis L. McKone
      ---------------------
          Francis L. McKone
          Chairman and Chief Executive Officer

               Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                                         Title                                 Date
        ---------                                         -----                                 ----


  /s/ Francis L. McKone                          Chairman of the Board,                November 10, 1999
(Francis L. McKone)                              Chief Executive Officer
                                                 and Director
                                                 (Principal Executive Officer)


  /s/ Michael C. Nahl                            Senior Vice President                 November 10, 1999
(Michael C. Nahl)                                and Chief Financial Officer
                                                 (Principal Financial Officer)


  /s/ Richard A. Carlstrom                       Vice President -                      November 10, 1999
(Richard A. Carlstrom)                           Controller
                                                 (Principal Accounting Officer)


  /s/ Thomas R. Beecher, Jr.                     Director                              November 10, 1999
(Thomas R. Beecher, Jr.)


  /s/ Charles B. Buchanan                        Director                              November 10, 1999
(Charles B. Buchanan)


  /s/ Allan Stenshamn                            Director                              November 10, 1999
(Allan Stenshamn)


  /s/ Barbara P. Wright                          Director                              November 10, 1999
(Barbara P. Wright)


  /s/ Joseph G. Morone                           Director                              November 10, 1999
(Joseph G. Morone)


  /s/ Christine L. Standish                      Director                              November 10, 1999
(Christine L. Standish)


  /s/ Frank R. Schmeler                          President, Chief Operating            November 10, 1999
(Frank R. Schmeler)                              Officer and Director


  /s/ Erland E. Kailbourne                       Director                              November 10, 1999
(Erland E. Kailbourne)

               Pursuant to the requirement of the Securities Act of 1933, the plans have duly caused this registration statement to be signed on their behalf by the undersigned Chairman of the Employee Benefits Committee of the Board of Directors of the registrant, administrator of the plans, thereunto duly authorized, in the City of Menands, State of New York on the 10th day of November, 1999.


ALBANY INTERNATIONAL
PROSPERITY PLUS 401(k) and
EMPLOYEE STOCK OWNERSHIP PLANS


By:      /s/ Charles B. Buchanan
         -----------------------
             Charles B. Buchanan